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                                                                     EXHIBIT 10



INDEPENDENT AUDITORS' CONSENT


Mercury Gold and Mining Fund of
Mercury Asset Management Funds, Inc.:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-65955 of our report dated December 3, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
December 28, 1998